Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2018

•	Revenue growth of 23.3% to $3.03 billion

•	Organic revenue growth for parts and services of 7.2%

•	Growth of net income attributable to LKQ stockholders of 4.0% to $157 million; adjusted net income increased 17.6%

•	Second quarter 2018 diluted EPS attributable to LKQ stockholders of $0.50; adjusted diluted EPS of $0.61

•	2018 annual earnings guidance updated

Chicago, IL (July 26, 2018) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the second quarter of 2018 of $3.03 billion, an increase of 23.3% as compared to $2.46 billion in the second quarter of 2017. For the second quarter of 2018, parts and services organic revenue growth was 7.2% and acquisition revenue growth was 12.7%, while the impact of exchange rates was 2.9%, for total parts and services revenue growth of 22.8%.
Net income attributable to LKQ stockholders for the second quarter of 2018 was $157 million, up 4.0% year-over-year. On an adjusted basis, net income attributable to LKQ stockholders was $192 million, an increase of 17.6% as compared to the $163 million for the same period of 2017. Diluted earnings per share attributable to LKQ stockholders for the second quarter of 2018 was $0.50 as compared to $0.49 for the same period of 2017, an increase of 2.0%. On an adjusted basis, diluted earnings per share attributable to LKQ stockholders for the second quarter of 2018 was $0.61, an increase of 15.1% as compared to $0.53 for the same period of 2017.
Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “I am very pleased with the 7.2% organic parts and services revenue growth we achieved in the quarter as it reflects a sequential organic revenue growth rate improvement in each of our North American, European and Specialty segments, which witnessed organic parts and services growth of 7.4%, 8.3% and 4.1%, respectively. This growth reflected a reversal of some of the transitory items noted in our commentary in the first quarter of 2018, as well as better than expected performance in each business. I am particularly proud of the ability of our European teams to address the challenges we faced in the first quarter and deliver a 130 basis point improvement in sequential Segment EBITDA margin.”
On a six month year-to-date basis, revenue was $5.75 billion, an increase of 19.8% from $4.80 billion for the comparable period of 2017. Parts and services organic revenue growth for the first six months of 2018 was 5.5%. Net income from continuing operations attributable to LKQ stockholders for the first six months of 2018 was $310 million, an increase of 6.3% as compared to $292 million for the first half of 2017. Diluted earnings per share from continuing operations attributable to LKQ stockholders for the first six months of 2018 was $0.99, an increase of 5.3% as compared to $0.94 for the same period of 2017. On an adjusted basis, diluted earnings per share from continuing operations attributable to LKQ stockholders for the first six months of 2018 was $1.16, an increase of 13.7% as compared to $1.02 for the same period of 2017.

Balance Sheet and Liquidity
Cash flow from operations totaled $329 million on a six-month year-to-date basis, of which approximately $115 million was invested in capital expenditures and other long term assets and $162 million was used to pay down credit facility borrowings. As of June 30, 2018, we had approximately $1.6 billion available under our credit facilities. Combined with approximately $345 million of cash and cash equivalents at June 30, 2018, we had approximately $1.9 billion in available liquidity, an increase of $234 million over our available liquidity as of December 31, 2017.
Other Events
On May 31, 2018 the Company announced the closing of its acquisition of STAHLGRUBER GmbH (“STAHLGRUBER”). Headquartered in Germany, STAHLGRUBER is a leading European wholesale distributor of aftermarket spare parts for passenger cars, tools, capital equipment and accessories with operations in Germany, Austria, Slovenia, Croatia, and with further sales to Switzerland. STAHLGRUBER’s facilities include 188 sales centers and an approximately 128,000 square meter advanced logistics center located near Munich, Germany serving more than 100,000 professional clients and offering over 500,000 SKUs. The European Commission cleared the acquisition except with respect to STAHLGRUBER’s wholesale automotive parts business in the Czech Republic, which is currently being reviewed by the Czech Republic competition authority. The Czech Republic wholesale business represents an immaterial portion of STAHLGRUBER's revenue and profitability.
In addition to our acquisition of STAHLGRUBER, during the second quarter of 2018 we acquired four wholesale businesses in Europe for a total net consideration of approximately $7 million. Also in the second quarter, LKQ’s European operations opened two branches in Western Europe and 15 branches in Eastern Europe.
Company Outlook
The Company updated its guidance for 2018.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.5% to 5.5%	4.0% to 5.5%
Net income from continuing operations attributable to LKQ stockholders	$602 million to $627 million	$611 million to $641 million
Adjusted net income from continuing operations attributable to LKQ stockholders*	$710 million to $735 million	$685 million to $715 million
Diluted EPS from continuing operations attributable to LKQ stockholders	$1.91 to $1.99	$1.96 to $2.06
Adjusted diluted EPS from continuing operations attributable to LKQ stockholders*	$2.25 to $2.33	$2.20 to $2.30
Cash flows from operations	$660 million to $710 million	$625 million to $675 million
Capital expenditures	$255 million to $285 million	$235 million to $265 million
*Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP.
Varun Laroyia, Executive Vice President and Chief Financial Officer, stated, “The updated guidance reflects a solid second quarter performance and our cautious optimism about the prospects for the balance of 2018. We expect headwinds in the remainder of the year of about $0.04 per share related to foreign currency translation from the strengthening dollar and a slightly higher tax rate than previously forecast. Additionally, while we have not built any impact into our updated guidance, we are actively monitoring the continued uncertainty surrounding tariffs and separately, the volatility in the prices for scrap metals.”
Our revised 2018 guidance is based on current conditions (including acquisitions completed through July 26, 2018). Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; adjustments to the estimated tax reform provisions booked in 2017; losses on debt extinguishment; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities). The updated guidance for 2018 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.
Non-GAAP Financial Measures
This release contains, and management’s presentation on the conference call will refer to, non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on July 26, 2018 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (866) 393-4306. International access to the call may be obtained by dialing (734) 385-2616. The investor conference call will require you to enter conference ID: 9189237#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (855) 859-2056 or (404) 537-3406 for international calls. The telephone replay will require you to enter conference ID: 9189237 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 10, 2018. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import, as well as the potential negative effects of countermeasures by other countries to which we export products;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information and the potential significant penalties for failure to comply with such laws;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
	2018		2017
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,030,751	100.0%	$2,458,411	100.0%	$572,340	23.3%
Cost of goods sold	1,868,872	61.7%	1,493,402	60.7%	375,470	25.1%
Gross margin	1,161,879	38.3%	965,009	39.3%	196,870	20.4%
Selling, general and administrative expenses (2)	826,044	27.3%	664,270	27.0%	161,774	24.4%
Restructuring and acquisition related expenses	15,878	0.5%	2,521	0.1%	13,357	n/m
Depreciation and amortization	63,163	2.1%	53,645	2.2%	9,518	17.7%
Operating income	256,794	8.5%	244,573	9.9%	12,221	5.0%
Other expense (income):
Interest expense, net	38,272	1.3%	24,596	1.0%	13,676	55.6%
Gains on bargain purchases	(328)	(0.0%)	(3,077)	(0.1%)	2,749	(89.3%)
Other expense (income), net	755	0.0%	(2,731)	(0.1%)	3,486	n/m
Total other expense, net	38,699	1.3%	18,788	0.8%	19,911	n/m
Income from continuing operations before provision for income taxes	218,095	7.2%	225,785	9.2%	(7,690)	(3.4%)
Provision for income taxes	60,775	2.0%	75,862	3.1%	(15,087)	(19.9%)
Equity in earnings of unconsolidated subsidiaries	546	0.0%	991	0.0%	(445)	(44.9%)
Income from continuing operations	157,866	5.2%	150,914	6.1%	6,952	4.6%
Net loss from discontinued operations	—	0.0%	—	0.0%	—	n/m
Net income	157,866	5.2%	150,914	6.1%	6,952	4.6%
Less: net income attributable to noncontrolling interest	859	0.0%	—	0.0%	859	n/m
Net income attributable to LKQ stockholders	$157,007	5.2%	$150,914	6.1%	$6,093	4.0%

Basic earnings per share: (3)
Income from continuing operations	$0.51		$0.49		$0.02	4.1%
Net loss from discontinued operations	—		—		—	n/m
Net income	0.51		0.49		0.02	4.1%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.50		$0.49		$0.01	2.0%

Diluted earnings per share: (3)
Income from continuing operations	$0.50		$0.49		$0.01	2.0%
Net loss from discontinued operations	—		—		—	n/m
Net income	0.50		0.49		0.01	2.0%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.50		$0.49		$0.01	2.0%

Weighted average common shares outstanding:
Basic	312,556		308,407		4,149	1.3%
Diluted	314,012		310,396		3,616	1.2%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) Selling, general and administrative expenses contain facility and warehouses expenses and distribution expenses that were previously shown separately.
(3) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
	2018		2017
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$5,751,515	100.0%	$4,801,254	100.0%	$950,261	19.8%
Cost of goods sold	3,535,665	61.5%	2,906,152	60.5%	629,513	21.7%
Gross margin	2,215,850	38.5%	1,895,102	39.5%	320,748	16.9%
Selling, general and administrative expenses (2)	1,592,935	27.7%	1,307,087	27.2%	285,848	21.9%
Restructuring and acquisition related expenses	19,932	0.3%	5,449	0.1%	14,483	n/m
Depreciation and amortization	119,621	2.1%	102,301	2.1%	17,320	16.9%
Operating income	483,362	8.4%	480,265	10.0%	3,097	0.6%
Other expense (income):
Interest expense, net	66,787	1.2%	48,584	1.0%	18,203	37.5%
Gains on bargain purchases	(328)	(0.0%)	(3,077)	(0.1%)	2,749	(89.3%)
Other income, net	(2,127)	(0.0%)	(3,777)	(0.1%)	1,650	(43.7%)
Total other expense, net	64,332	1.1%	41,730	0.9%	22,602	54.2%
Income from continuing operations before provision for income taxes	419,030	7.3%	438,535	9.1%	(19,505)	(4.4%)
Provision for income taxes	110,359	1.9%	148,017	3.1%	(37,658)	(25.4%)
Equity in earnings of unconsolidated subsidiaries	1,958	0.0%	1,205	0.0%	753	62.5%
Income from continuing operations	310,629	5.4%	291,723	6.1%	18,906	6.5%
Net loss from discontinued operations	—	0.0%	(4,531)	(0.1%)	4,531	(100.0%)
Net income	310,629	5.4%	287,192	6.0%	23,437	8.2%
Less: net income attributable to noncontrolling interest	662	0.0%	—	0.0%	662	n/m
Net income attributable to LKQ stockholders	$309,967	5.4%	$287,192	6.0%	$22,775	7.9%

Basic earnings per share: (3)
Income from continuing operations	$1.00		$0.95		$0.05	5.3%
Net loss from discontinued operations	—		(0.01)		0.01	100.0%
Net income	1.00		0.93		0.07	7.5%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.00		$0.93		$0.07	7.5%

Diluted earnings per share: (3)
Income from continuing operations	$0.99		$0.94		$0.05	5.3%
Net loss from discontinued operations	—		(0.01)		0.01	100.0%
Net income	0.99		0.93		0.06	6.5%
Less: net income attributable to noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.99		$0.93		$0.06	6.5%

Weighted average common shares outstanding:
Basic	311,045		308,218		2,827	0.9%
Diluted	312,688		310,349		2,339	0.8%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) Selling, general and administrative expenses contain facility and warehouses expenses and distribution expenses that were previously shown separately.
(3) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$345,202	$279,766
Receivables, net	1,301,514	1,027,106
Inventories	2,718,158	2,380,783
Prepaid expenses and other current assets	228,732	134,479
Total current assets	4,593,606	3,822,134
Property, plant and equipment, net	1,188,464	913,089
Intangible assets:
Goodwill	4,421,976	3,536,511
Other intangibles, net	973,031	743,769
Equity method investments	202,653	208,404
Other assets	168,901	142,965
Total assets	$11,548,631	$9,366,872
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$981,643	$788,613
Accrued expenses:
Accrued payroll-related liabilities	163,294	143,424
Other accrued expenses	312,702	218,600
Refund liability	103,694	—
Other current liabilities	49,603	45,727
Current portion of long-term obligations	177,372	126,360
Total current liabilities	1,788,308	1,322,724
Long-term obligations, excluding current portion	4,261,176	3,277,620
Deferred income taxes	332,602	252,359
Other noncurrent liabilities	389,570	307,516
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 317,820,824 and 309,126,386 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3,178	3,091
Additional paid-in capital	1,403,630	1,141,451
Retained earnings	3,428,725	3,124,103
Accumulated other comprehensive loss	(116,061)	(70,476)
Total Company stockholders’ equity	4,719,472	4,198,169
Noncontrolling interest	57,503	8,484
Total stockholders’ equity	4,776,975	4,206,653
Total liabilities and stockholders’ equity	$11,548,631	$9,366,872

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$310,629	$287,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,504	106,606
Stock-based compensation expense	11,844	12,443
Loss on sale of business	—	8,580
Other	4,356	(4,740)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(112,178)	(98,362)
Inventories	(12,777)	(20,378)
Prepaid income taxes/income taxes payable	6,090	4,418
Accounts payable	(25,380)	63,589
Other operating assets and liabilities	16,581	2,749
Net cash provided by operating activities	328,669	362,097
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(115,421)	(91,545)
Acquisitions, net of cash acquired	(1,135,970)	(100,728)
Proceeds from disposals of business/investment	—	301,297
Other investing activities, net	2,174	4,712
Net cash (used in) provided by investing activities	(1,249,217)	113,736
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,922	5,151
Taxes paid related to net share settlements of stock-based compensation awards	(3,834)	(3,955)
Debt issuance costs	(16,759)	—
Proceeds from issuance of Euro Notes (2026/28)	1,232,100	—
Borrowings under revolving credit facilities	613,658	162,794
Repayments under revolving credit facilities	(766,597)	(585,454)
Repayments under term loans	(8,810)	(18,590)
Borrowings under receivables securitization facility	—	150
Repayments under receivables securitization facility	—	(5,000)
(Repayments) borrowings of other debt, net	(2,444)	19,591
Payments of other obligations	—	(2,079)
Other financing activities, net	4,107	4,316
Net cash provided by (used in) financing activities	1,054,343	(423,076)
Effect of exchange rate changes on cash and cash equivalents	(68,359)	16,271
Net increase in cash and cash equivalents	65,436	69,028
Cash and cash equivalents of continuing operations, beginning of period	279,766	227,400
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	7,116
Cash and cash equivalents of continuing and discontinued operations, beginning of period	279,766	234,516
Cash and cash equivalents, end of period	$345,202	$303,544

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2018	2017	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,165,422	$1,075,656	$89,766	8.3%
Europe	1,279,996	887,872	392,124	44.2%
Specialty	411,633	362,355	49,278	13.6%
Parts and services	2,857,051	2,325,883	531,168	22.8%
Other	173,700	132,528	41,172	31.1%
Total	$3,030,751	$2,458,411	$572,340	23.3%

Revenue changes by category for the three months ended June 30, 2018 vs. 2017:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	7.4%	0.7%	0.3%	8.3%
Europe	8.3%	28.8%	7.1%	44.2%
Specialty	4.1%	9.0%	0.5%	13.6%
Parts and services	7.2%	12.7%	2.9%	22.8%
Other	30.2%	0.7%	0.1%	31.1%
Total	8.5%	12.1%	2.8%	23.3%

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended
	June 30,
	2018	2017	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,338,007	$2,155,531	$182,476	8.5%
Europe	2,317,042	1,707,039	610,003	35.7%
Specialty	762,307	676,254	86,053	12.7%
Parts and services	5,417,356	4,538,824	878,532	19.4%
Other	334,159	262,430	71,729	27.3%
Total	$5,751,515	$4,801,254	$950,261	19.8%

Revenue changes by category for the six months ended June 30, 2018 vs. 2017:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	7.0%	1.2%	0.3%	8.5%
Europe	4.9%	20.4%	10.5%	35.7%
Specialty	2.3%	9.9%	0.5%	12.7%
Parts and services	5.5%	9.7%	4.1%	19.4%
Other	26.4%	0.8%	0.2%	27.3%
Total	6.6%	9.2%	3.9%	19.8%
(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Six Months Ended
	June 30, 2018		June 30, 2018
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	22.8%	44.2%	19.4%	35.7%
Less: Currency impact	2.9%	7.1%	4.1%	10.5%
Revenue growth at constant currency	19.9%	37.1%	15.3%	25.2%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,335,166		$1,206,514		$2,665,009		$2,414,754
Europe	1,284,153		889,751		2,324,583		1,710,648
Specialty	412,873		363,470		764,665		678,404
Eliminations	(1,441)		(1,324)		(2,742)		(2,552)
Total revenue	$3,030,751		$2,458,411		$5,751,515		$4,801,254
Segment EBITDA
North America	$175,010	13.1%	$173,732	14.4%	$352,723	13.2%	$349,867	14.5%
Europe	110,893	8.6%	83,549	9.4%	186,427	8.0%	162,243	9.5%
Specialty	56,068	13.6%	48,578	13.4%	98,037	12.8%	84,019	12.4%
Total Segment EBITDA	$341,971	11.3%	$305,859	12.4%	$637,187	11.1%	$596,129	12.4%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions or divestitures and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
(In thousands)
Net income	$157,866	$150,914	$310,629	$287,192
Less: net income attributable to noncontrolling interest	859	—	662	—
Net income attributable to LKQ stockholders	157,007	150,914	309,967	287,192
Subtract:
Net loss from discontinued operations	—	—	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	157,007	150,914	309,967	291,723
Add:
Depreciation and amortization	63,163	53,645	119,621	102,301
Depreciation and amortization - cost of goods sold	5,275	2,357	9,883	4,305
Interest expense, net	38,272	24,596	66,787	48,584
Provision for income taxes	60,775	75,862	110,359	148,017
Earnings before interest, taxes, depreciation and amortization (EBITDA)	324,492	307,374	616,617	594,930
Subtract:
Equity in earnings of unconsolidated subsidiaries	546	991	1,958	1,205
Gains on bargain purchases	328	3,077	328	3,077
Add:
Restructuring and acquisition related expenses	15,878	2,521	19,932	5,449
Inventory step-up adjustment - acquisition related	—	—	403	—
Impairment of net assets held for sale	2,438	—	2,438	—
Change in fair value of contingent consideration liabilities	37	32	83	32
Segment EBITDA	$341,971	$305,859	$637,187	$596,129

EBITDA as a percentage of revenue	10.7%	12.5%	10.7%	12.4%

Segment EBITDA as a percentage of revenue	11.3%	12.4%	11.1%	12.4%

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions or divestitures and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
(In thousands, except per share data)
Net income	$157,866	$150,914	$310,629	$287,192
Less: net income attributable to noncontrolling interest	859	—	662	—
Net income attributable to LKQ stockholders	157,007	150,914	309,967	287,192
Subtract:
Net loss from discontinued operations	—	—	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	157,007	150,914	309,967	291,723
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	27,668	24,779	49,930	46,079
Restructuring and acquisition related expenses	15,878	2,521	19,932	5,449
Inventory step-up adjustment - acquisition related	—	—	403	—
Change in fair value of contingent consideration liabilities	37	32	83	32
Gains on bargain purchases	(328)	(3,077)	(328)	(3,077)
Impairment of net assets held for sale	2,438	—	2,438	—
Excess tax benefit from stock-based payments	(551)	(2,289)	(3,192)	(5,545)
Tax effect of adjustments	(10,145)	(9,572)	(17,104)	(18,112)
Adjusted net income from continuing operations attributable to LKQ stockholders	$192,004	$163,308	$362,129	$316,549

Weighted average diluted common shares outstanding	314,012	310,396	312,688	310,349

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
Reported	$0.50	$0.49	$0.99	$0.94

Adjusted	$0.61	$0.53	$1.16	$1.02

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions or divestitures, excess tax benefits and deficiencies from stock-based payments, adjustments to the estimated tax reform provisions recorded in 2017 and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2018
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$602	$627
Adjustments:
Amortization of acquired intangibles	125	125
Restructuring and acquisition related expenses	20	20
Other	3	3
Excess tax benefit from stock-based payments	(3)	(3)
Tax effect of adjustments	(37)	(37)
Adjusted net income from continuing operations attributable to LKQ stockholders	$710	$735

Weighted average diluted common shares outstanding	316	316

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$1.91	$1.99
Non-GAAP (Adjusted)	$2.25	$2.33

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2018 and the related tax effect; we included for all other components the amounts incurred as of June 30, 2018.